THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT PATK - Q3 2017 Patrick Industries Inc Earnings Call EVENT DATE/TIME: OCTOBER 26, 2017 / 2:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - CEO C O N F E R E N C E C A L L P A R T I C I P A N T S Daniel Moore CJS Securities, Inc. - Director of Research Rafe Jadrosich BofA Merrill Lynch, Research Division - Associate Scott Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen O'Hara Sidoti & Company, LLC - Research Analyst Timothy Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst P R E S E N T A T I O N Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Third Quarter 2017 Earnings Conference Call. My name is Christine, and I will be your operator for today's call. (Operator Instructions) Please note that this conference is being recorded. I will now turn the call over to Julie Ann Kotowski from Investor Relations. You may begin. Julie Ann Kotowski - Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries Third Quarter 2017 Conference Call. I am joined on the call today by Todd Cleveland, CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2016 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland - Patrick Industries, Inc. - CEO Thank you, Julie Ann, and thank you all for joining us on the call today. This morning, we would like to discuss the company's third quarter and 9-month 2017 results and provide an update on the major markets we serve and our overall business outlook. The third quarter of 2017 reflected a continuation of industry strength and robust demand patterns from the first half of the year. Run rates have not backed off in the RV, MH and marine industries, and our revenues and operating performance in the third quarter were in line with that strength as well as our expectations. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

From a top line perspective, our revenues increased 34% in the third quarter and 29% for the 9-month period when compared to prior year, and our net income per diluted share increased 37% and 26% for the same periods, respectively. We continue to gain market share in all the industries we serve, coupled with the successful integration of the acquisitions we completed over the past 2 years. Our results reflect a focus on talent engagement and retention, resulting in improved labor efficiencies in the first half of the year as well as leveraging our fixed cost in alignment with our plan, capacity planning, teamwork and targeted capital deployment, in alignment with our disciplined capital allocation strategy and strategic growth initiatives. Now I'll turn the call over to Andy who will further review our markets and performance. Andy L. Nemeth - Patrick Industries, Inc. - President Thank you, Todd. Traction gains carried into the third quarter as we continue to leverage the strengths of our operating and financial platform, which included a focus on targeted expansion opportunities, strategic acquisitions and a dedication to efficiency and capacity improvements to meet customer demand. In addition, we remain diligently focused on keeping ourselves in position to execute on our capital allocation strategy and drive overall growth in revenues, earnings and content. The impact of ongoing strong demographic trends in the RV market, coupled with its convenience and affordability, in addition to the appeal of the outdoor leisure, family-oriented lifestyle, continues to propel our strength in this market. Our RV and marine markets collectively represent approximately 75% of our third quarter revenue base, and we're up 38% for the quarter and 30% year-to-date, while our building and commercial products markets, representing the other 25% of our revenues, were up 23% in the quarter and 26% year-to-date. Now let's turn to some specific statistics on each of the industries we serve. Our sales to the RV industry represent our largest segment, accounting for 67% of our third quarter 2017 revenues. Wholesale unit shipments to this industry grew 24% over the prior year, representing the seventh consecutive quarter of double-digit growth and the continuation of strong year-over-year improvement, continuing to be propelled by solid demographics and lifestyle orientation trends. Leading that growth was the towable market, which represents approximately 88% of all units shipped. In line with recent trends, travel trailer shipments led the way, increasing 27% in Q3 2017 and comprising approximately 77% of all towable units shipped. And the larger fifth wheel unit shipments increased 24% in the quarter versus the prior year period, marking its fifth consecutive quarter with double-digit growth. The motorized sector of the industry, which represents approximately 12% of all RV shipments, grew 13% through the third quarter of 2017 and was led by solid growth in Class Bs and Cs, which were up 19% in the quarter; and Class As, which increased 5% in the quarter. Year-to-date, RV wholesale unit shipments were up 17%. Comparatively, on the retail side, combined domestic and Canadian retail shipments through August were up 11% versus 2016. We estimate based on the trended history of upward revised retail reporting statistics that overall retail is right in line with wholesale, representing solid channel pull-through and balanced inventories consistent with prior years. We continued our trajectory of expanding our presence in the adjacent marine market through organic growth and expansions and acquisitions, including the July 2017 acquisition of Wire Design and our Midwest expansion of our BHE operations in Bremen, Indiana to support the robust pontoon and fresh water markets regionally in the North. Our growing presence and focus on the marine market is becoming more significant, representing 8% of our third quarter sales. The marine market complements our current portfolio of products and core competencies and is a natural fit within the growing popularity of a recreational and leisure family-oriented lifestyle, as younger generations and families allocate more time to leisure activities. We believe our combination of design, engineering and manufacturing capabilities, along with our increasing geographic footprint and comprehensive product offerings, bring a unique value proposition to our customers in the marine space, allowing brand individuality and continued opportunities 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

to provide fully integrated solutions and added content to the marine OEMs. Our sales to the marine industry are primarily focused on the powerboat sector of the market, which includes aluminum, pontoon, fiberglass and ski and wake boats. Powerboat retail shipments grew 10% in 2016. And through September 2017, industry data indicates the powerboat sector to be up an estimated 3% compared to the prior year period. On the manufactured housing side of our business, MH sales represented 13% of our total revenues in the third quarter and were up 24% (corrected by company after the call) over 2016. We estimate wholesale unit shipment growth in this industry of approximately 15% (corrected by company after the call) compared to the prior year based on industry data for the first 8 months of 2017 and our forecast for the month of September. We remain optimistic for continued MH single-family housing growth as this industry continues to adapt its platform with the latest innovations and quality products, providing a viable cost-effective option for those interested in the independence and attractiveness of single-family homeownership. The company's industrial revenues, which represent 12% of our consolidated revenue base in the quarter, increased 21%, reflecting both acquisition and organic growth, again outperforming the markets. Residential housing starts were up 1% from the third quarter of 2016 and 3% year-to-date, with single-family leading the way, up 9% overall on a year-to-date basis. As we head into Q4, we expect continuing strong demand patterns driven by the popularity of the outdoor leisure lifestyle, strong consumer confidence and demographic trends, the continuing development of new appealing products and features, favorable employment and wage trends and strength in the equity and housing markets. In September, the RV OEMs held their annual open houses for dealers to display new 2018 models. Reports from those shows indicate record attendance and orders, and the dealers were very optimistic regarding the remainder of 2017 and for 2018. In late August, the RVIA revised their current full year outlook and now project RV wholesale shipments to total approximately 480,000 units in 2017 and to grow beyond 491,000 units in 2018. We believe that there is an opportunity to exceed these estimates and are positioning ourselves to provide the capacity the industry needs to continue to meet demand levels. Our growing marine platform is similar to that of the RV model as both are based on and supported by the consumers' desire for an increasingly active, family-based outdoor lifestyle, and we expect both upside opportunity and potential for continued industry growth. We will continue to leverage the strengths of both our financial and operating platform, in addition to acquiring new product lines and expanding customer relationships and our geographic footprint in order to strategically grow in this market and add content per boat. On the MH side, there's a growing tailwind as the OEMs drive product innovation, marketability, convenience and cost effectiveness, and we expect to see continued year-over-year improvement with limited risk in the near term. The industrial market represents a breadth of product expansion and acquisition opportunities for us to capitalize on our core competencies and gain market penetration that includes growth in residential and commercial construction as well as the retail and hospitality markets. And finally, in the third quarter of 2017, we completed 2 more acquisitions: Wire Design in July; and Baymont in early September. Wire Design is a designer, engineer and manufacturer of wire harnesses for the RV, marine and the industrial markets. And Baymont is a manufacturer and supplier fiberglass showers, tubs and tile systems with cross-market applications in the MH and industrial markets. Overall, we remain focused on driving value with the disciplined execution of our capital allocation strategy, designed to support both our internal as well as our external customers' growth initiatives through strategic acquisitions, investments in capital expenditures, facility improvement initiatives and workforce planning as we head into the remainder of 2017 and throughout 2018. I'll now turn the call over to Josh who will provide additional comments on our financial performance. Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Thanks, Andy. Our net sales for the third quarter increased $103 million or 34% over the prior year period to $408 million, reflecting growth in all 4 of our primary markets, the impact of acquisitions completed in 2016 and through the first 9 months of 2017 as well as market share, geographic and product expansion efforts. The 6 companies we acquired in 2017 contributed approximately $29 million and $48 million to our third quarter and 9-month 2017 consolidated sales, respectively. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Our RV revenues were up 29% in the third quarter, reflecting an increase in wholesale shipments of 24%. On a trailing 12-month basis, our RV content per unit increased 6% from $2,009 per unit to $2,125 per unit. On the marine side, our revenues more than tripled versus the prior year and represented 8% of our third quarter 2017 sales, up from 4% and 7% in the first and second quarters of 2017, respectively. Our MH revenues increased 24% for the quarter on estimated unit shipment improvements of 11%. Our MH content per unit on a trailing 12-month basis increased an estimated 14% from $1,901 per unit to $2,175 per unit. Finally, our industrial revenues were up 21% in the quarter. The increased industrial revenues were primarily driven by the acquisitions we completed in 2016 and in the first 9 months of 2017 and our continued focus on leveraging growth synergies across the organization, product portfolio expansion and the entrance into new markets and geographic regions. Our gross margin in the third quarter was 17%, up 90 basis points from 2016. The gross margin was positively impacted in the quarter by the impact of acquisitions, strategic CapEx investments and workforce planning and engagement over the prior 12 months to increase capacities, alleviate production bottlenecks in our plants and improve both labor and operating efficiencies. Additionally, we continue to focus on leveraging our fixed cost on increased revenues and executing on synergies across all of our brands. Operating expenses were 9.6% of sales in the third quarter of 2017 compared to 9.4% in the prior year. Warehouse and delivery and SG&A increased 10 basis points compared to the third quarter of 2016, and intangible asset amortization increased 10 basis points as a result of our continued acquisition activity. Factors contributing to the higher SG&A in both the third quarter and the first 9 months of 2017 include the investment of leadership, talent and retention to support our continued strategic growth plans for 2017 and beyond. Additionally, as previously discussed, certain acquisitions completed in 2016 and 2017 have a higher SG&A expense profile relative to Patrick's overall SG&A expense profile. Operating income increased $10 million or 50% in the third quarter compared to the prior year. Operating margins in the third quarter were 7.4% compared to 6.6% in 2016, an increase of 80 basis points from the prior year, primarily due to the factors previously described. As we look to the remainder of 2017, we expect to continue to gain traction and realize the positive impact of our focused strategic investments, increased capacities and improved operating and labor efficiencies. Our net income per diluted share in the third quarter of 2017 was up 37% to $1.08 compared to $0.79 in the prior year. The increase included the impact of the additional shares issued related to the equity offering in the first quarter of 2017. Absent the additional shares related to the equity offering, net income per diluted share would have increased 48% from the third quarter of 2016. Now turning to the balance sheet. Our total assets increased approximately $191 million from December 31, 2016, primarily reflecting the growth in our business, the addition of acquisitions and the related seasonal working capital ramp-up in the first 9 months of the year. For the first 9 months of 2017, we generated approximately $33 million of operating cash flows. Due to the timing of the end of our fiscal quarter compared to the payment cycles of certain customers, cash flows from operating activities do not reflect the receipt of approximately $24 million in cash payments related to trade receivables immediately following the end of our 2017 fiscal quarter. Including the additional receipts, operating cash flows totaled $57 million. Our leverage position relative to EBITDA was at just under 1.5x at the end of the third quarter, down from just under 2x at the end of 2016. And unused availability under our credit facility, including cash on hand at the end of the first 9 months of 2017, was approximately $187 million. Finally, our capital spending in the first 9 months of 2017 of approximately $13 million focused on strategic investments in capacity and geographic expansion, increased efficiencies as well as new process and product development. For the full year 2017, we have increased our expected capital spending to $20 million to $22 million with a continued focus on ensuring we have adequate capacity to meet robust demand levels. That completes my remarks. Todd? 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Todd M. Cleveland - Patrick Industries, Inc. - CEO Thanks, Josh. Overall, we're excited and optimistic about the expected overall industry growth and the potential in all the primary markets we serve, both throughout the remainder of 2017 and to 2018 and beyond, as consumers migrate towards a recreational leisure, family lifestyle and appear confident about the overall economic conditions and strength in the equity markets. We believe we're well positioned to support their growth and to leverage our solid financial platform as we focus on capacity planning and increasing our product offering and value proposition to our customers. We also expect to further expand our presence in all the primary markets to meet growing consumer demand. The strategic acquisitions we made in 2016 and thus far in 2017 both increased our scale in existing markets and further opened doors to new markets within our geographic footprint. Our acquisition pipeline continues to be full of opportunities across all primary markets we serve. Our disciplined execution goals continue to be focused on providing our customer base with the highest-quality products and service, expanding capacity in targeted operations as needed to support our customers' growth expectations, driving our organizational strategic agenda and executing on our capital allocation strategy. I'm humbled by the dedication and commitment of our more than 6,500-plus team members, and we remain extremely appreciative of the support of our customers, suppliers, Board of Directors, banking partners and our shareholders who we're privileged to serve. We are committed to the goal of providing the highest level of customer service and shareholder value. This is the end of our prepared remarks. We're now ready to take questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question is from Daniel Moore of CJS Securities. Daniel Moore - CJS Securities, Inc. - Director of Research Todd, Andy and Josh - Good morning. Thanks for taking questions. Wanted to start with growth margins, which were exceptionally strong in the quarter, and in particular labor utilization. Labor has been a challenge. Talk about your ability to find and attract talent, number one. Number two, maybe more specificity on the steps that you've taken to alleviate bottlenecks and improve labor utilization. And third, just your ability to pass through maybe some cost increases given the exceptional demand. Are OEMs raising prices and therefore enabling you to pass those along? Maybe talk about some of those dynamics. Andy L. Nemeth - Patrick Industries, Inc. - President Dan, this is Andy. As it relates to just being able to attract and retain labor, we put a tremendous amount of focus on really making sure that we're wrapping our arms around our talent throughout the organization. And so we've been very aggressive as it relates to our leadership initiatives, talent engagement within the plant area. We've been able to reduce our turnover pretty significantly from where we were a year ago. We're down below 50% right now as it relates to turnover. We've reduced it by about 25%. So we've had a tremendous focus on that as we've been talking about over the course of the last several quarters, and really, we believe we've got our arms around it as we head into Q3. Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer So Dan, this is Josh. To add a little bit to what Andy just commented on, we've seen the effects of the investments we made over the prior 12 months. Looking in the quarter the 90 basis points increase on gross margin, we really saw the effects of the investments into CapEx and the labor 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

initiatives that we put in place, as Andy commented. We have turnover down 25% on a year-to-date basis and turnover below 50%, and we set -- we expect to continue to realize those benefits for the remainder of the year and into 2018. Andy L. Nemeth - Patrick Industries, Inc. - President And lastly, Dan, as it relates to pricing and being able to pass on some of the labor increases that we've seen, we've really done a couple of things. First of all we've been -- we've incentivized our team members and raised wages in a number of facilities, also with the expectation of improved efficiencies as -- and putting in some performance metrics related to that. So we've been pretty cautious about getting aggressive in pushing through pricing related to labor. We've also worked with our customers as it relates to the complexity of the product lines that we're working with today. And so the more complex products that require additional labor, time and energy, we've done a little bit of pricing as it relates to that but overall, we've really tried to mitigate that as it relates to the more simpler flow-through products. And so it's been -- I wouldn't cast it as, overall, passing on labor increases to the OEMs. We've been very strategic in partnering with them to make sure that the more complex parts that we're working on are really the ones that may require a little bit more, and we've worked with them to understand where we can flex and move products to be able to support their needs. Daniel Moore - CJS Securities, Inc. - Director of Research Great color. And can you quantify roughly how much of the 80 bps of gross margin improvement relates to perhaps incremental overhead absorption on much higher shipment levels? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. Dan, it's Josh. Couple of things have played into that. Part of that is the overhead absorption we realized on the incremental volumes year-over-year in addition to the labor improvements that we've seen. So we don't quantify or break out the absorption-specific component related to gross margin. But we will say there are multiple factors contributing to the higher margin that we realized in Q3 and we expect to realize throughout the remainder of the year and into 2018. And part of that is leveraging our fixed cost and focusing on that with the increased revenues year-over-year and focusing on our labor and our strategic initiatives to continue the margin expansion. Daniel Moore - CJS Securities, Inc. - Director of Research Really helpful. One more, I jump back in queue. The recent surge in RV demand, it seems to be a bit more balanced. Obviously, you've got the travel trailers entry level still going crazy, but fifth wheels up 20% and -- or more in Q3. Just taking a step back, what's driving that? Is it retirees with more disposable income? Is it replacement buyers upgrading? Is there inventory restocking going on at the OEMs? Maybe rank-order some of those things if it's possible. Thanks. Todd M. Cleveland - Patrick Industries, Inc. - CEO Sure, Dan. This is Todd. Yes, I think you've touched on a number of items. But I definitely think that the strength in the equity markets, when you look at the demographics, the baby boomers, which are typically probably going to be the fifth wheel buyers are the higher end -- buying the higher-end units, as opposed to the millennials getting in at the lower end of the travel trailers side. The boost on the fifth wheel side definitely gives us -- encourages us and our thought process of kind of the strength of the overall market and the continued breadth of products that the OEs have been able to generate and attract. So I would say, when you look at ranking them, definitely, the strength in the equity markets, the confidence that everybody has and the economy has definitely pushed the fifth wheels back into kind of favor overall. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Daniel Moore - CJS Securities, Inc. - Director of Research Got it Todd. Thank you again for the comments and congrats on a great quarter. Operator Our next question is from Scott Stember of CL King. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Good morning gentlemen. Can you maybe talk about the industrial business? Maybe just flesh out the performance in the residential housing side versus commercial and any other areas. You did talk about moving into some adjacent markets within there, whether it's office furniture or hospitality. Maybe just talk about some of the puts and takes and what's really driving that growth these days. Andy L. Nemeth - Patrick Industries, Inc. - President Scott, this is Andy. Yes. On our industrial side of the business, we've gained traction in the residential spending area. Our kitchen cabinet presence has grown. We've gained market share there. We've seen a little bit of slowing on the commercial side, on the retail side as a number of the retail guys are migrating a little bit towards Internet-based selling and less brick-and-mortar. But overall, we continue to gain traction on the residential housing side. We're gaining traction in the restaurant space and hospitality space. So our team has done a great job of working with the customer base and expanding the presence as well. Our expansion initiatives that we've taken on over the course of the last 24 months. We've expanded into Idaho. We've expanded into Southern California. We're expanding into Texas. We've expanded into the Southeast as well. So we're gaining penetration there as well, really helping to support the industrial revenues. As well as on the acquisition side, we're picking up industrial presence and connections. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And on the marine side, I know this is a very fast-paced business, largely built through acquisitions. Maybe just talk about the opportunities there, what you're seeing on the acquisition front related to marine and then maybe just talk about the acquisition pipeline in total, how it looks right now. Andy L. Nemeth - Patrick Industries, Inc. - President Sure. This is Andy again. We're very excited about the marine space. We just think there's a tremendous amount of similarity between that market, the way that we do business. The family-oriented leisure lifestyle, we're believers in, and we think that the marine space has a nice runway to it. We've developed a lot of connections as it relates to the acquisitions that we've done. So we've gotten some visibility into the fragmentation that's out in the market, which supports our strategic plan as it relates to continuing to grow the business from an acquisition perspective. We believe we provide a great value proposition to the marine -- to the marine supply -- component suppliers that we can replicate that was very similar to what we did in the RV space or what we've been able to do in the RV space. And so we're very excited about the pipeline. I think there's a lot of opportunity out there, and we expect to continue to push into that market. As it relates to our overall acquisition pipeline today, it's very full. We're extremely excited about where we sit today. Our capital allocation strategy is intact, and we've got dry powder to be able to support continued growth on the acquisition side. So we're very excited about the acquisition pipeline. It's full. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst And just related to that, maybe just talk about the multiples and maybe the type of folks that are coming to you, whether it's PE shops or individually, the individual companies themselves. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Andy L. Nemeth - Patrick Industries, Inc. - President So we're getting a combination of all of those. We're talking to people. We're having entrepreneurial principals come to us. We've got PE that we're talking to. And we've also got some investment banking deals that have presented themselves, for which sponsors or principals are looking for the soft landing that we can provide as it relates to our acquisition platform. So we're getting activity from a variety of sources related to that. As it relates to multiples, we're still paying, on average, 5x to 6x is really kind of where we try and play. We're willing to scratch that. We're paying -- on a couple of deals, we're willing to push that beyond the 6x. We're willing to pay in the 5x to 7x space depending on the value proposition that the acquisition brings and our ability to harmonize and synergize our growth strategy within the acquisition so -- but I tell you, today, we're still seeing deals in the 5x to 6x range. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst All right. And just one last quick one on the MH side. Obviously, you guys are doing a great job of gaining share there, well exceeding the market. But just maybe talk about from the hurricanes, obviously, you do have a good business there, and obviously, you are -- will benefit somewhat from some of these FEMA orders. Maybe just talk about how we should be looking at that in the quarters ahead. Andy L. Nemeth - Patrick Industries, Inc. - President Sure. This is Andy again. As it relates to the FEMA situation, we've heard orders at this point let of between 4,500 and 5,000 units. I think there's probably going to be a second round of orders let. But as it relates to capacity in the marketplace, I think the OEMs on the MH side over the past -- in the past several years have done a great job of rightsizing their business. I don't know that they can just slip those units into the pipeline and incrementally add unit production. But we do expect to see the backlogs pushed out and the FEMA units inserted into the pipeline to be able to support the demand and to be able to support the rebuilding efforts in the South. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Great, that's all I have. Thanks for taking my questions and great quarter. Operator Our next question is from Tim Conder of Wells Fargo Securities. Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Gentlemen, thank you and congratulations also for just keeping everything together at break neck speed here. So a couple of things here. Just maybe go over again where currently, you see the tightest areas and bottlenecks within the organization here and where your lead times, I guess, are the furthest out. And now that you basically got things kind of trending where you want on the labor side, granted it's still going to be an ongoing work in process, is it fair to say that we've anniversaried on a comp basis? And is that now 30 to 50 basis points year-over-year growth in operating margin sort of trajectory back on track? Should we -- how should we think about within that range? Could it be maybe even a little bit better as you start to get additional volume leverage here after you -- maybe a little step-up adjustment here? Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes. Tim, this is Todd. I'll touch on the capacity first. We've done a lot over the last 6 to 9 months in capacity planning. And I wouldn't say that we're -- we don't have any bottlenecks, but we've definitely mitigated most of our bottlenecks within the organization. Obviously, based on the pace which the RV industry is growing, we're continuing to evaluate that and evaluate whether we need to add additional capacity. And as we mentioned, 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

we've increased our CapEx latter part of this year just to take care of those things. So obviously, as it relates to the industry on the RV side and the demands have come out of Elkhart, those are most of our facilities that we're investing in and creating capacity to prepare for the beginning of 2018 and the growth we expect there. As it relates to some of our regional facilities, we've been fortunate to -- as we work through the past 3 or 4 years to have facilities that were really profitable at lower volume levels, and those facilities typically support the MH industry. So as the MH industry is growing, we've seen -- you've those facilities and capacities improve as it relates to increasing our capacity. But we definitely don't have any severe bottlenecks in those areas. Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer And Tim, I'll add on kind of the margin component from operating margins. We did anniversary kind of where we started to feel the margin pressures in Q3 of last year, and you saw the 80 basis points increase in operating margins in Q3. And I would say our run rate on the 30 to 50 bp improvement is in line now going forward, and we would expect to see that in Q4. On a full year basis, our target continues to be 30 to 50 basis point improvement year-over-year. Absent the first half of the year, we had a margin erosion. What we expect to achieve in the full year on a 30 to 50 basis points net is about a 20 basis points decline in the first half of the year. Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. Okay. And you've touched on a previous question related to pricing and pushing it through. What have you seen on the input side on things that you buy more on different materials or some subcomponent parts or anything like that? What have you seen as you're talking to your supply base, looking out into the middle of '18? Or any discussions beyond that? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. This is Josh again, Tim. We have seen inflationary pressures on commodities. We've seen a mix. We've seen some down a little bit here in the middle part of the year, but we've seen inflationary pressures here in Q3. And with those inflationary pressures, as Andy alluded to earlier, we expect pricing to be inflated with that, too. So looking -- as far as we look out to mid-2018, we don't have lead times that long for input cost. As we're planning right now, we kind of align pricing with input cost. And so we're kind of right where we need to be from a pricing standpoint where we see commodities at right now and going into Q4. Andy L. Nemeth - Patrick Industries, Inc. - President Tim, we're going to continue to work with our customers to provide options and to help balance inflationary pressures as best we can. So we want to make sure that we continue to be able to provide them viable options and alternatives to be able to continue to drive their business models. So again, I think we're feeling a little bit of inflationary pressures certainly with the strong demand that's out there today, so we're expecting that. We want to continue to be able to work with the customer base to again bring them options though as well. Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Thank you gentlemen. Operator Our next question is from Rafe Jadrosich of Bank of America, Merrill Lynch. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Rafe Jadrosich - BofA Merrill Lynch, Research Division - Associate Hi good morning. Thanks for taking my questions. So first, I wanted to ask, what is the organic growth in the quarter? And then can you break it out by share gains versus industry growth? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. Rafe, this is Josh. Organic growth in the quarter was 23%, and net of industry growth on a consolidated weighted average, our market share was 5%. Rafe Jadrosich - BofA Merrill Lynch, Research Division - Associate That's -- I think if you look back at the trend over the last few quarters, I think that's an acceleration, both on organic growth and market share. And then this is obviously -- this is one of the tougher revenue comparisons you've had in a while, the sales acceleration. Can you talk about just what's driving upside to the outlook on the market share side? Or with the overall industry, like, are you seeing any -- is it any pull-forward at all? Or is it -- what's sort of driving that upside? Andy L. Nemeth - Patrick Industries, Inc. - President Rafe, this is Andy. Yes. We've been continuing to gain traction and share over the course of the last several quarters. Our team has done a great job in the marketplace bringing additional product opportunities to the customer base. So we've been extremely focused on that, whether it be through the expansion efforts, the opportunities that are created by the acquisition partnerships that we engage in. So it's really been a concerted effort, but we've seen it accelerate as part of our plan and have been very aggressive and really been working on that. Todd M. Cleveland - Patrick Industries, Inc. - CEO I think the other piece -- and this is Todd. We've talked in the past about the decontenting and those smaller units that had been -- being built in our industry, RV industry in particular, and we mentioned that we kind of anniversaried that point on our last quarter. So we felt the benefit of the increased units, but now we're starting to see the benefits of what we've been able to do from a market share gain also. Rafe Jadrosich - BofA Merrill Lynch, Research Division - Associate All right. That's really helpful. And then the step-up in CapEx for this year, what would that be focused on? Is it a specific end market? And then how do we think about the run rate going forward? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. Rafe, this is Josh. The step-up in CapEx is going to be very targeted in the strategic, focused on the specific bottlenecks in the plant. As Todd alluded to earlier, we've addressed the majority of them. We continue to address those and continue to look out and, as we look at 2018, make sure we're targeting specific plants where they may foresee an issue based on expected run rates for next year. So based on that $20 million CapEx, I think that would be a good target from our run rate going forward as we look into 2018. Rafe Jadrosich - BofA Merrill Lynch, Research Division - Associate Ok. Great thank you. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Operator (Operator Instructions) And our next question is from Steve O'Hara of Sidoti. Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Hi. Good morning Can you just -- I think you had talked about the acquisition pipeline within the MH industry, but I -- did you touch on the other segments, what you see there? Could you just talk about that quickly if you didn't touch on it yet? Andy L. Nemeth - Patrick Industries, Inc. - President Sure, Steve. This is Andy. We've got acquisition opportunities in all 4 of the primary markets that we're serving today, so it's a nice balance and we see a nice runway with opportunistic partnerships and candidates in each one of those. Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Okay. And then just on the manufactured housing. The growth was good in the quarter, and I think the comment was you haven't really seen anything from FEMA yet. And I mean, is that the case? Or is anything starting to flow through at all? Or is that something to come? Andy L. Nemeth - Patrick Industries, Inc. - President This is Andy again. We think that we're not going to see a spike in shipments as it relates to FEMA. Again, we think it's going to pushed into the existing pipelines. There might be a little bit of uptick, but overall, I think the backlogs are just going to get pushed out and so continues to extend the runway. Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Okay. And then maybe lastly. At the open house, there was a number of comments from OEMs just about the supplier pipeline and whether they can keep up with demand. And I'm just wondering -- I mean, do you think that's -- I mean, it seems like you guys are performing. And I'm just wondering, do you still see that as an issue for the industry overall? And might that limit the improvement or sales growth at some point? Or is that improving relative to maybe where it's been? Andy L. Nemeth - Patrick Industries, Inc. - President Yes. Steve, this is Todd. I think there's no question that, that's a concern of our industry. I think it's important that it is a concern. It's really brought to the forefront to obviously us and other major suppliers in the industry the importance of planning. And the end result is, is that we've worked -- continue to work closer or probably tighter as an industry than we ever have in the past of understanding what the OEs have coming online and the capacities that need to be added on kind of a go-forward basis. We're looking out into, actually, Q2, late Q2, Q3 at this point, working with the OEs to understand those things. And I think while I can't speak to other suppliers in the industry, I do get the sense that a lot of that communication and cooperation is taking place and it's become necessary for all of us to do that and work together. So again, I think there's going to be bottlenecks. I think there's going to be hiccups. However, I do think that the approach that the industry as a whole is taking is definitely a positive. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Okay. And then maybe just one last one. In terms of an industry downturn, I mean, what's your sense in terms of your ability to kind of cut cost or maybe get more aggressive on acquisitions depending on the severity? But I mean, how does that -- how long does that take to kind of maybe rightsize your workforce and manufacturing footprint? Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes. Steve, this again -- it's Todd again. I'd just say that it doesn't take us long. We stay very close. I mean, the senior operating team basically has all our business units reporting directly to us. So as we see things moving, we can take quick and immediate steps. I would also say that while we're enjoying these strong times, I would tell you that -- I think beneficially, it could benefit us to see a little bit of a slowdown to where we'd be able to reduce overtime and spend more time focusing on a few of the things that we're not getting to do as the industry has been running at such a strong level. So I think again, from a reaction standpoint, we would act very quickly, and we've got a lot of opportunities, especially given kind of our high variable cost business that we're operating in. So we'd be in a good shape. Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Ok. Thank you very much. Operator And we have a question from Daniel Moore of CJS Securities. Daniel Moore - CJS Securities, Inc. - Director of Research Thanks again Todd, Andy and Josh. The last comment, Todd, that you mentioned is interesting and I think gets lost. If we were flat for a year or 2, how much incremental cost could you wring out of the equation? Or how much incremental margin do you think you could bring to the table just by doing some of the things, as you mentioned, that you don't have a chance when you're growing 15%, 20%, 25% plus? Todd M. Cleveland - Patrick Industries, Inc. - CEO That's a great question, Dan, and I don't know which one we could constantly ask ourselves internally as we try and look at the -- look at what's going on holistically in our business. I do think there's opportunity there. As it relates to quantifying it, I'd turn that question over to Josh or Andy, but I'm not sure if they could give you a whole lot more color on that. Andy L. Nemeth - Patrick Industries, Inc. - President Dan, this is Andy. We do a lot of modeling and forecasting related to flexing the business model, and there's -- we believe there's absolute efficiencies that we could wring out by not operating at this -- at the pace that we're operating at. We think we're in a great position today again to continue to support this pace. There are inefficiencies, though, that are running through there. And so as it relates to incremental margins, our expectations are that we're going to be able to continue to drive efficiencies in a down market as well. And again, it can be as simple as the amount of overtime that we're working today, the stress that's on the team, the lack of productivity when it comes to working so much overtime or the reductions in productivity when it comes to working so much overtime. So we think there's a lot of opportunities there to flex. And if we were to take a pause and not run at this pace, we believe there's situations that we could certainly look at to be able to continue to drive incremental margins. So either way, we're -- we believe we're in a great position to support it. We model it. We forecast different scenarios to see what it would take, and we would expect to execute. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

Daniel Moore - CJS Securities, Inc. - Director of Research Very helpful. Look forward to seeing you at our conference in January. Thanks again for the color. Operator (Operator Instructions) And we have no further questions. So I will now turn the call over to Julie Ann Kotowski for closing remarks. Julie Ann Kotowski - Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Christine. We appreciate everyone for being on the call today, and we look forward to talking to you again at our fourth quarter 2017 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com, under Investor Relations. I'll now turn the call back over to our operator. Operator Thank you. And thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating. You may now disconnect. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. OCTOBER 26, 2017 / 2:00PM, PATK - Q3 2017 Patrick Industries Inc Earnings Call

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